Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-99307) pertaining to the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan of Technical Olympic USA, Inc. of our report dated January 30, 2004, with respect to the consolidated financial statements of Technical Olympic USA, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Miami, Florida
February 5, 2004